                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 6

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              COYOTE VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                                       52-2268239
------                                       ----------
(State  or  other  jurisdiction  of          (I.R.S.  Employer
incorporation  or  organization)             Identification  Number)

Scott  Houghton
T9  -  1501  Howe  Street,  Vancouver,  BC   V6Z  2P8
------------------------------------------   --------
(Name  and  address  of  principal           (Zip  Code)
executive  offices)

Registrant's  telephone  number,  including
area  code:                                  (604) 408-7691
                                             ---------------

Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                  |__|

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
TITLE OF EACH                          PROPOSED      PROPOSED
CLASS OF                               MAXIMUM       MAXIMUM
SECURITIES                             OFFERING      AGGREGATE    AMOUNT OF
TO BE               AMOUNT TO BE       PRICE PER     OFFERING     REGISTRATION
REGISTERED          REGISTERED         SHARE (1)     PRICE (2)    FEE  (2)
-------------------------------------------------------------------------------
Common Stock        4,070,000 shares   $0.10         $407,000    $108
-------------------------------------------------------------------------------
(1)  Based  on  last  sales  price  on  August  31,  2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                              2300 W. Sahara Blvd.,
                               Suite 500 - Box 18
                               Las Vegas, NV 89102
                                 (702) 312-6255
                          Agent for Service of Process

                                   PROSPECTUS


                              COYOTE VENTURES CORP.
                                4,070,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws.

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------



                The Date Of This Prospectus Is: November 15, 2001

                                Table Of Contents

                                                     PAGE
                                                     ----
Summary .............................................. 3
Risk  Factors ........................................ 4
Use  of  Proceeds .................................... 8
Determination  of  Offering  Price ................... 8
Dilution ............................................. 8
Selling  Shareholders ................................ 8
Plan  of  Distribution ............................... 13
Legal  Proceedings ................................... 15
Directors,  Executive  Officers,  Promoters  and
 Control  Persons .................................... 15
Security  Ownership  of  Certain  Beneficial
 Owners  and  Management ............................. 16
Description  of  Securities .......................... 17
Interests  of  Named  Experts  and  Counsel .......... 19
Disclosure  of  Commission  Position  of
 Indemnification  for  Securities  Act Liabilities ... 19
Organization  Within  Last  Five  Years .............. 19
Description  of  Business ............................ 19
Plan  of  Operation .................................. 26
Description  of  Property ............................ 28
Certain  Relationships  and  Related  Transactions ... 29
Market  for  Common  Equity  and  Related
 Stockholder  Matters ................................ 29
Executive  Compensation .............................. 31
Index  to  Financial  Statements ..................... 32
Changes  in  and  Disagreements  with
 Accountants  Disclosure ............................. 32
Available  Information ............................... 32
Financial  Statements ................................ F-1

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                       2

                                     Summary

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Coyote  Ventures  Corp.

We are in the business of mineral exploration. We have acquired an option to acquire a 100% interest in a mineral claim located in the Slocan Mining Division in the Province of British Columbia, Canada. Our objective is to conduct mineral exploration activities on the mineral claim in order to assess whether it possesses commercially exploitable reserves of silver, gold, lead or zinc. Our plan is to carry out an exploration program on the mineral claim in order to make an assessment of the commercial potential of these mineral claims.

Coyote Ventures Corp. is a Nevada corporation incorporated on May 26, 2000. Our principal offices are located at T9 - 1501 Howe Street, Vancouver, BC V6Z 2P8. Our telephone number is (604) 608-3151.

The  Offering

Securities Being Offered      Up  to  4,070,000  shares  of  common  stock.

Offering Price                We  will  not  determine  the offering price.
                              The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms  of the Offering        The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the Offering   The  offering  will  conclude when all of the
                              4,070,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities  Issued
And to be Issued              There are 11,575,000 shares of our common stock
                              issued and outstanding as of the date of this
                              prospectus.   Existing shareholders will sell all
                              of the shares or our common stock to be sold under this prospectus.

Use  of  Proceeds             We will not receive any proceeds from the sale of
                              the common  stock  by  the  selling
                              shareholders.

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of August 31, 2001, we had cash in the amount of $23,592. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. We will require additional financing in order to complete phase 2 of our business plan or if initial expenses are greater than anticipated. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, silver, lead or zinc, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

Because we have only recently commenced business operations, we face a high risk of business failure

We have not even begun the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. As noted in our financial statements that are included with this prospectus, we are an exploration stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated in May 2000 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future

We have never earned revenues and we have never been profitable. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims, we will not be able to achieve profitability or continue operations.

Because of the speculative nature of exploration of mineral properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of gold, silver, lead or zinc. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we discover commercial reserves of precious metals on our optioned mineral properties, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to do so.

                    Risks Related To Our Market And Strategy

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will be largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly specialized businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we do not obtain clear title to the mineral properties, our business may fail

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mineral properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

Because market factors in the mineral exploration business are largely out of our control, we may not be able to market any ore that may be found

The mineral exploration industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

                       Risks Related To Legal Uncertainty

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected

To date, there are several governmental regulations that have materially restricted the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mineral exploration that has not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                         Risks Related To This Offering

Because our directors and officers, own 64.8% of our outstanding common stock, they will control and make corporate decisions, which decisions may differ from those that would have been made by other stockholders

Our directors and officers own approximately 64.8% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these directors and officers may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations causing our business to fail

Mr. Houghton, our director and president, Mr. Manker, our director and vice president, and Mr. Galat, our director and secretary/treasurer are presently required to spend only 5-15% of their business time on business management services for our company. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure

Our management, while experienced in business operations, has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration of our optioned mineral property.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If  a  market  for  our  common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  (1)     actual or anticipated variations in our results of operations;

  (2)     our ability or inability to generate new revenues;
  (3)     increased  competition;  and
  (4)     conditions and trends in the  mineral  exploration  industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.


                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,070,000 shares of common stock offered. The shares include the following:

(A) 4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering completed on July 25, 2000 that was exempt from registration under Regulation S of the Securities Act of 1933; and

(B) 70,000 shares of our common stock that the selling shareholders acquired from us in an offering completed on August 31, 2000 that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of November 15, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(A)     the  number  of  shares  owned  by  each  prior  to  this  offering;

(B)     the  total  number  of  shares  that  are  to  be  offered  for  each;

(C) the total number of shares that will be owned by each upon completion of the offering;

(D)     the  percentage  owned  by  each  upon  completion  of the offering; and

(E) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and have assumed that all shares offered are sold. We have based the percentage owned by each on 11,575,000 shares of common stock outstanding on November 15, 2001.

                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Dale White             425,000        425,000        None        None
RR1, S14, C19
Maderia, BC,
Canada, V2V 5M2

Shawn MacPherson       425,000        425,000        None        None
24 - 9267 Shook Road
Hatzik, BC,
Canada, V2V 5M2

Barbara MacPherson     485,000        485,000        None        None
RR1, S8, C8
Nakusp, BC,
Canada, V0G 1R0


George Bryan-Orr       495,000        495,000        None        None
#1 White Hart Court
North Parade
Norsham, England

Rod Morreau            450,000        450,000        None        None
106 - 25 Richmond
Street
New Westminster, BC,
Canada, V3L 5P9


Ted Olynyk             470,000        470,000        None        None
1 - 910 West 71st
Street
Vancouver, BC,
Canada, V6P 3A4

Jules McNeill          395,000        395,000        None        None
4480 Irmin Street
Burnaby, BC,
Canada, V5J 1X7

Massimo Piscopo        455,000        455,000        None        None
508 - 1177 Hornby
Street
Vancouver, BC
Canada, V6Z 2E9

-Table continued-
                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Tim Plommer            400,000        400,000        None        None
1105 - 1238 Seymour
Street
Vancouver, BC,
Canada, V6B 6J3

Peter Deacey             5,000          5,000        None        None
50 Vicking Place
Dollard Des Armaux
PQ, Canada, H9G 2P1

L.A. Hammett             5,000          5,000        None        None
Box 42256 South Oak PO
Vancouver, BC,
Canada, V6P 6T2

Dimitrios Kerasiotis     5,000          5,000        None        None
3205 W. Broadway
Vancouver, BC,
Canada, V6K 2h5

Nick Kerasiotis          5,000          5,000        None        None
2427 McMullen Avenue
Vancouver, BC,
Canada, V6B 3E1

R. Keith McLennan        5,000          5,000        None        None
8045 Lorenzen Lane
Lantzville, BC,
Canada V0R 2H0

Kenneth Waters           5,000          5,000        None        None
Suite 416, 8th Street
East
Saskatoon, SK,
Canada, S7H 0P7

Terence Waters           5,000          5,000        None        None
2118, 102nd Crescent
North Battleford,
SK,
Canada, S9A 1J5

-Table continued-

                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Shane Epp              5,000          5,000          None        None
1203 - 283 Davie
Street
Vancouver, BC,
Canada, V6B 5TA6

Kerry Ryan             5,000          5,000          None        None
7676 Morrison
Crescent
Langley, BC,
Canada, V2Y 2E7

John Chow              5,000          5,000          None        None
2136 East Pender
Street
Vancovuer, BC,
Canada, V5L 1X2

Artin Deyrmenjian      5,000          5,000          None        None
#318 - 470 Granville
Street
Vancouver, BC,
Canada, V6C 1V5

David K. Ryan          5,000          5,000          None        None
19838 43rd Avenue
Langley, BC,
Canada, V3A 6R4

Philip Yee             5,000          5,000          None        None
8882 - 133A Street
Surrey, BC,
Canada, V3V 7 W4

Ignatios Paschalidis   5,000          5,000          None        None
2455 Waterloo Street
Vancouver, BC,
Canada, V6J 2H3

To  our  knowledge,  none  of  the  selling  shareholders:

(1) has had a material relationship with Coyote other than as a shareholder as noted above at any time within the past three years; or

(2)     has  ever  been  an  officer  or  director  of  Coyote.

The following selling shareholders are related to the directors or officers as follows:

1.     Kenneth  Waters  is  the  brother-in-law  of  Scott  Houghton.
2.     Terence  Waters  is  the  father-in-law  of  Scott  Houghton.

In addition, John MacPherson, the optionor under the option agreement, is the brother-in-law of Barbara MacPherson and the uncle of Shawn MacPherson.


                              Plan Of Distribution

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;
(2)     in  privately  negotiated  transactions;
(3)     through  the  writing  of  options  on  the  common  stock;
(4)     in  short  sales;  or
(5)     in  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

(1)     the  market  price  prevailing  at  the  time  of  sale;
(2)     a  price  related  to  such  prevailing  market  price;  or
     (3) such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.


          Directors, Executive Officers, Promoters And Control Persons

Our executive officer and directors and their respective ages as of November 15, 2001 is as follows:

Directors:

Name  of  Director          Age
----------------------     -----
Scott  Houghton             33

John  Manker                33

Joseph  Galat               33

Executive  Officers:

Name  of  Officer           Age       Office
--------------------       -----      -------
Scott  Houghton             33        President

John  Manker                33        Vice-President

Joseph  Galat               33         Secretary  and  Treasurer

Set forth below is a brief description of the background and business experience of Mr. Houghton, Mr. Manker and Mr. Galat for the past five years.

Mr.  Scott  Houghton is our president and is one of our directors.  Mr. Houghton was appointed as a director and as president on May 26, 2000. Mr. Houghton holds a Mechanical Engineering degree from the University of New Brunswick. From December 1997 to May 2000, Mr. Houghton was the president and a director of Universal Domains Incorporated (formerly Four Crown Foods Inc.) a wholesale distributor of seafood products and public company that trades on the OTC Bulletin Board. From March 1995 to September 1997, Mr. Houghton worked as the vice president of corporate relations for A.A.N. Holdings, Ltd, a corporate management company. Besides his work with Coyote since May of 2000, Mr. Houghton has been working as an unpaid campaign coordinator for the Liberal Party in Canada and managing his personal investment portfolio. Mr. Houghton provides his services to us on a part-time basis. Mr. Houghton presently devotes approximately 15% of his time to our business.

Mr. John Manker is our vice-president and is one of our directors. Mr. Manker was appointed as a director and vice-president on May 27, 2000. From September 2000 to the present time, Mr. Manker has been employed as an telecommunications technician at Lucent Technologies. A telecommunications technician acts as a systems integrator, working with software, hardware and data lines used in telecommunications. From February 2000 to September 2000, Mr. Manker was a telecommunications technician for Teksystems Inc. From September 1997 to December 1999, Mr. Marker was a student at University of Western Washington, receiving his degree in economics and telecommunications. From December 1995 to August 1997, Mr. Manker was a project mine manager with Arimex International
Mining Corp. Mr. Manker provides his services to us on a part-time basis. Mr. Manker presently devotes approximately 5% of his time to our business.

Joseph Galat is our secretary, treasurer, and one of our directors. Mr. Galat was appointed as a director and officer on August 21, 2000. Mr. Galat has worked as a teacher of Science, Computer Science, History and Physical Education at St. Thomas Aquinas High School in North Vancouver, BC since September 1996 to present. Mr. Galat is also the head of the school's computer science department. Mr. Galat holds Bachelor of Arts (Geography) and Bachelor of Education degrees from the University of British Columbia. Mr. Galat provides his services to us on a part-time basis. Mr. Galat presently devotes approximately 5% of his time to our business.


Term  of  Office
Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of November 15, 2001, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 11,575,000 shares of common stock issued and outstanding on November 15, 2001.

                      Name and address      Number of Shares   Percentage of
Title of class        of beneficial owner   of Common Stock    Common Stock
--------------        -------------------   ----------------   --------------

Common Stock          Scott Houghton               2,500,000           21.6%
                      202-1201 West Pender
                      Street, Vancouver, BC,
                      Canada, V6E 2V2
                      Director and President

Common Stock          John Manker                  2,500,000           21.6%
                      1205-1238 Melville
                      Street, Vancouver, BC,
                      Canada, V6E 4N2
                      Director and Vice-President

Common Stock          Joseph Galat                 2,505,000           21.6%
                      3475 Windermere Street
                      Vancouver, BC, Canada, V5M 3R6
                      Director, Secretary and Treasurer

Common Stock          Directors and Officers       7,505,000           64.8%
                      (3 Persons)


                            Description Of Securities
General

The  securities  being  offered  are  the  shares of our common stock, par value
$0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 100,000,000 shares of common stock, par value $0.001 per share. As of November 15, 2001, a total of 11,575,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common  Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in this state directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       Organization Within Last Five Years

We  are  a  Nevada  corporation  incorporated  on  May  26,  2000.
Our principal executive offices are located at T9 - 1501 Howe Street, Vancouver, BC, Canada. Our telephone number is (604) 408-7691.

                             Description Of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have acquired the option to earn a 100% interest in the mineral claim described below under the heading Option Agreement. The mineral claim is in the Slocan Mining Division of the Province of British Columbia in the country of Canada and is referred to by us as the Flint mineral claim. Our business plan is to carry out exploration work on the Flint mineral claim in order to ascertain whether it possesses commercially developable quantities of gold, silver, lead or zinc. We can provide no assurance that a commercially viable mineral deposit, or reserve, exists in Flint mineral claim until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility.

Option  Agreement

We have entered into an option agreement dated July 15, 2000 with John D. MacPherson. Under the option agreement, we are granted the exclusive right and option to acquire a 100% interest in certain mineral claims in the Slocan Mining Division of the Province of British Columbia for a total consideration of $565,000 US plus the payment of exploration expenditures on the Flint mineral claim totaling $112,000 US. This option agreement was amended by mutual agreement of the parties on March 22, 2001, and was then amended again on June 29, 2001 to extend the date of a $10,000 payment from June 30, 2001 to September 1, 2001. A third amendment to the option agreement was executed by the parties on August 15, 2001 in which John D. MacPherson agreed to extend the date for payment of the $10,000 due on September 1, 2001 to December 31, 2001 in exchange for $500.

We made a cash payment of $5,000 to John D. MacPherson under the option agreement upon execution of the option agreement. In order to exercise the Option we must pay an additional $560,000 US as follows:

(1)     an  additional  $10,000  US  on  or  before  December  31,  2001;

(2)     an  additional  $50,000  US  on  or  before  June  30,  2002;  and

(3)     an  additional  $500,000  US  on  or  before  December  31,  2002.

In addition, we must incur expenditures in the exploration of the Flint mineral claim in the following amounts by the following dates in order to exercise the option:

(1)     $2,000  US  by  December  31,  2000;

(2)     an  additional  $10,000  US  by  September  30,  2001;  and

(3)     an  additional  $100,000  US  by  December  31,  2002.

If we incur any exploration expenditures in excess of the requirement in any period, the excess may be carried forward and applied to expenditures required in succeeding periods. Through November 15, 2001, we have incurred aggregate expenditures of $12,273 on sampling and exploration of the mineral claim. This entire amount represents work conducted by WGT Consultants Ltd., the geologist we retained to complete phase one of our exploration program. Expenditures incurred on a portion of the Phase II program completed September 30, 2001 by WGT Consultants, Ltd. totaled $7,000. This expenditure satisfied the September 30, 2001 work requirement under the option agreement.

In  addition,  during  the  option  period,  we  have  the  obligation  to:

(a)     maintain  the  mineral  claims  in  good  standing;

(b)     permit  MacPherson  access  to  the  property;

(c) do all work on the property in a good and workmanlike fashion and in accordance with all applicable laws;

(d) indemnify MacPherson from any and all costs, claims, liabilities and expenses arising out of our activities on the property;

(e) permit MacPherson, at his own expense, reasonable access to the results of the work done on the property;

(f) deliver to MacPherson copies of all reports, maps, assay results and other technical data compiled by us or prepared at our direction.

Under the option agreement, we have the right to terminate the agreement at any time for any reason.

Location  and  Access  of  the  Flint  Mineral  Claim

The mineral claim comprising the Flint Claim consists of a mineral claim covering approximately 556 acres located in the Slocan Mining Division in the Province of British Columbia, Canada. The claim is comprised of the mineral claim number 257117.

The property is located in the Slocan Mining Division of Southwest British Columbia on the slopes of Mount Carlyle approximately seven (7) miles west of the town of Kaslo, British Columbia and is accessible by vehicle from Kaslo via the Kaslo-New Denver paved highway about 4 miles west of Kaslo, thence by the Keen Creek road, westerly for about 4.5 miles, then by 4-wheel drive road up the valley of Carlyle Creek to the old workings of the Martin and Flint veins.

Prior  Exploration  of  the  Flint  Mineral  Claim

Mineralization has been known in the Mount Carlyle area since the late 1890's. The Flint vein was staked in 1898 and the Martin prospect was located in 1902.

Several individuals operated the Flint mineral claim discontinuously between 1905 and 1953. It has been reported that these exploration efforts removed bulk samples that contained a total of 339 tons of ore, consisting of 11,450 ounces of Silver, 149,279 pounds of Lead and 11,672 pounds of Zinc.

The Martin Mines situated in the southeast corner of the Flint mineral claims, operated between 1915 and 1924 and produced 59 tons containing 3268 ounces of Silver, 62,582 pounds Lead and 4368 pounds Zinc.

Moderate amounts of work including road building and some mining were carried out in recent years. However, it appears that little or no development has been done and no shipments have been made from the property.

From April to September 1979, Keen Creek Developments Ltd. removed about 1600 tons of material from the Last Chance claim located some 2000 feet south east of the Flint claim.

In the Last Chance Group Report authored by Mike Lynn, Geologist, in June of 1987, a diamond drill hole in 1987 is reported to have intersected argillites, limestone and granodiorite porphyry and a 4 to 5 foot section containing sulphides. The finding of these rock formations indicates that there is a potential for locating silver, lead and zinc in the immediate area of the property. Apparently, no assays were taken.

We  know  of  no  other  work  that  was  carried  out  on  the  site.

Geological  Report  and  Recommended  Work  Program

We have obtained a geological property evaluation report on the Flint mineral claim. The property report was prepared by Mr. William G. Timmins, P.Eng, and is dated June 2000. Mr. Timmins was hired by us to prepare the report. The geological report summarizes the geology and the prior exploration of the mineral claims, gives conclusions as to the results of the prior exploration and makes a recommendation to conduct further geological exploration on the Flint mineral claim. Mr. Timmins took the data in this report from historical reports and maps involving the mineral claim, as well as a visit to the Flint property in November 2000.

Mr. Timmins has had no prior relationship with us or any of our officers or directors.

Generally, we hold a claim consisting of nine units, located at Carlyle Creek in the Slocan Mining Division of Southern British Columbia, Canada. The property hosts mineralized vein structures with significant silver, lead and zinc values from numerous old workings.

The geological report recommends a three-phased exploration program, each phase subject to results of the preceding phase. This program was based on the finding of silver, lead and zinc mineralization, the small-scale production that took place in the early 1900's on the claim and the fact that additional vein structures occur in proximity to each other. The program consists of reconnaissance of the property to determine location and condition of underground workings, check geological samples, compile data, perform surface and underground mapping, and do sampling and prospecting followed by diamond drilling. This will provide a better understanding of the potential for commercialization of the claim.

The following outlines the phases and estimated costs of this recommended work program:

Phase  I
--------
Reconnaissance  including  location  and  condition
of  workings  and  check  sampling                         $  5,000
                                                           --------

------
Phase  II
---------
1.     Data  compilation  and  preparation  of  composite  map        $ 5,000
2.     Surface  geological  mapping,  prospecting,  sampling          $15,000
3.     Underground  geological  mapping  and  sampling                $10,000
4.     Transportation,  truck,  rental,  gas,  supplies               $ 4,000
5.     Accommodation,  meals,  etc.                                   $ 5,000
6.     Engineering,  supervision,  reports                            $ 6,000
                                                                      -------
                    Contingency                                       $ 5,000
                                                                      -------
                    TOTAL  PHASE  II                                  $50,000
                                                                      -------

Phase  III
----------

Phase III work is dependent upon results of Phase II, but would likely consist of diamond drilling.

Preliminary  Allowance,  3000  feet  at  $25/ft                       $75,000
                                                                      -------

                    TOTAL  PHASE  III                                 $75,000
                                                                      -------

Total  (est.)  Cost  all  phases                                     $130,000
                                                                     --------

The report also advises that additional work could be designed following the above phases.

Following phase III, we will need further and more extensive drilling before we will be able to determine if commercially viable reserves exist on the Flint mineral claim.

Phase  I  Work  Conducted

We have completed phase one of the exploration program recommended by the geological report.

This phase included a visit to the Flint site between the dates of November 14 and November 20, 2000 in which our geologist examined the location and condition of workings and checked samplings, recommending that we proceed with phase two of the exploration program. Because of the weather conditions at this time of year, our geologist was not able to do an extensive sampling of vein structures, however, a few samples were taken. The samples confirm high zinc values and the presence of silver and lead, although, the silver and lead were lower than expected by the geologist. The geologist noted in his letter report to us, however, that this might be a result of the sites chosen.

The geologist further noted in his letter report that while mineralization tended to be erratic on the property, the vein structures appear extensive and are known to contain zones of significant mineralization. Based on this, he recommended that we proceed to phase 2 of the exploration program.

The geologist has filed a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines. As a result of this filing, the expiry date of the mineral claim has been extended to September 29, 2004.

Phase  II  Work  Conducted

WGT Consultants recently completed a portion of the Phase II program. This portion of the Phase II program, consisting of geological mapping and sampling, was completed September 30, 2001. WGT Consultants reported on the work program in its report dated November 5, 2001. Erratic values in gold, silver, zinc and lead over widths up to three feet were confirmed by the geologist through sampling. The report recommended that we complete the Phase II program with emphasis placed on more detailed underground mapping and sampling.


Administration

We have entered into a management agreement dated December 1, 1999 with Scott Houghton, a director and our president. Under the management agreement as amended, Mr. Houghton is to provide office administration services to us for a fee of $1,000 US per month for a one-year term commencing October 1, 2000 and ending on March 31, 2001. The management agreement provides for the deferral of Mr. Houghton's fee payments until we have positive working capital.


Compliance  with  Government  Regulation

We had previously planned and commenced the process of registering as an extra-provincial company under the British Columbia Company Act. Instead, we have incorporated a British Columbia subsidiary, Coyote-Flint Exploration Corp., to avoid the need to incorporate extra-provincially. Coyote-Flint Exploration Corp. is a wholly-owned subsidiary of Coyote Ventures Corp. All activities on the mineral claim will be conducted through this subsidiary.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We completed a portion of Phase II of the work program on September 30, 2001. This portion of Phase II consisted of sampling and geological mapping, activities which do not include physical disturbance. Once we progress in the work program to trenching or diamond drilling, we will be required to obtain a work permit from the British Columbia Ministry of Energy Mines and Resources. We do not expect to reach this portion of Phase II until summer 2002. A work permit is necessary for any exploration work that results in a physical disturbance to the land. No work permit has been required to date as none of our work has involved any physical disturbance There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consultant geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. We may be subject to an environmental review process under the British Columbia Environmental Assessment Act if we decide to proceed with a producing mine. An environmental review process would be required if we planned to construct a producing mine facility with production capacity of 75,000 tonnes (82,500 tons) of mineral ore per year. If we planned to proceed with a producing mine, we would be required to apply under the Environmental Assessment Act for a determination as to whether an environmental review was required. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims. However, if we were to later become subject to an Environmental Assessment review, we would be required to pay fees and would incur additional expenses in amounts that cannot be determined at this time. These fees and expenses may be substantial. We would also be subject to delays in pursuing our business plan due to the government review.

Employees

We have no employees, other than its officers, as of the date of this prospectus.

Our officers are Mr. Scott Houghton who is our president, Mr. John Manker who is our vice-president and Mr. Joseph Galat who is our secretary and treasurer. Mr. Houghton is also one of our directors. Mr. Houghton provides his services on a part-time basis as required for our business pursuant to a Management Services Agreement. Mr. Houghton presently commits approximately 15% of his business time to our business. We presently pay Mr. Houghton a management fee for his management services in the amount of $1,000 per month pursuant to the management agreement.

We do not pay any compensation to our other officers and directors solely for serving as a directors on our board of directors.

We conduct our business largely through agreements with consultants and arms-length third parties.

Insurance

We  do  not  carry  any  insurance  coverage  for  our  business  operations.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

                                Plan Of Operation

Our business plan is to proceed with the exploration of the Flint mineral claim to determine if it contains commercially exploitable reserves of silver, gold, lead or zinc. We have completed phase one of the exploration program recommended by the geological report and a portion of phase two. We currently intend to continue with phase 2 after the snow has melted and weather permits. This phase included a visit to the Flint site between the dates of November 14 and November 20, 2000 in which our geologist examined the location and condition of workings and checked samplings, recommending that we proceed with phase two of the exploration program. Our geologist recently completed a portion of phase
II. This work entailed geological sampling and mapping. WGT Consultants report on the work program on November 5, 2001, recommending completion of Phase II. We expect to begin a later portion of phase II utilizing trenching or diamond drilling in summer 2002.

Over the next twelve months, we anticipate proceeding with phase two of the recommended geological work program. This work program is expected to cost approximately $50,000 and to take most of the next year. We had approximately $23,592 in cash reserves as of August 31, 2001. Accordingly, we require additional financing in order to complete phase two of our plan of operations. We satisfied the minimum required expenditure under the option agreement that was due to be completed by September 30, 2001. To that end, we obtained a loan in the amount of $20,000 from Korina Houghton, wife of our president, in order to permit us to meet our property obligations up to September 30, 2001 to John MacPherson under the option agreement. We recently obtain an additional $10,000 loan from Korina Houghton as part of an amendment to the loan agreement between Ms. Houghton and our company dated October 15, 2001. We still require additional financing to complete phase two of our plan of operations.

Mr. Houghton, our president, has agreed to loan us up to $25,000, if necessary, at a rate of 10% interest, in order to maintain the mineral option agreement through the payment due on June 30, 2002.

We signed an amendment to our management agreement with Mr. Houghton on September 21, 2001. This amendment extends the term of the management agreement for six months to March 31, 2001. It also provides for deferral of payment to Mr. Houghton for monies owed under the agreement until we have achieved positive working capital.

We believe that our cash reserves are also insufficient to meet our obligations for the next twelve-month period to pay for the legal and accounting expense of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. These expenses will be in addition to the cost of completing phase two of the exploration program.

We anticipate that additional funding will be in the form of equity financing from the private offering and sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of the exploration program. We believe that debt financing will not be an alternative for funding phase two of the exploration program. We do not have any arrangements in place for any future equity financing.

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of mineralization in phase two, we anticipate proceeding to phase three. If we decide to proceed to phase three, we will require additional funding. The anticipated cost of the phase three exploration program is $75,000, which is in excess of our projected cash reserves remaining upon completion of phase two of the exploration program. We anticipate that additional funding will be in the form of a private offering and sale of our common stock. We currently do not have a specific plan for any such offering, but management believes that should the results of phase two support further exploration, we would most likely proceed to plan and offer our common stock for sale under a small private offering exemption such as Rule 504 of Regulation D of the Securities Act. Should this offering be made, it would most likely occur after the first of the new year 2002. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

If we do not make the required exploration expenditures of $112,000 in aggregate by December 31, 2002, or the option payments of $10,000 by December 31, 2001 or $60,000 in aggregate by June 30, 2002, then our option will terminate and we will lose all our rights and interest in the Flint mineral claim. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Flint mineral claim. We may also pursue acquiring interests in alternate mineral properties in the future.

In summary, we anticipate the following milestones will need to be met in order for us to reach the point where we are generating first revenues:

1. We will need to make a payment of $10,000 on or before December 31, 2001 to satisfy our obligation under the option agreement to Mr. MacPherson.

2. We will need to follow through with phase two by having our geologist, Mr. Timmins, conduct further data compilation, prepare a composite map, and do surface geological mapping, prospecting, sampling, and underground geological mapping and sampling. This is expected to cost a total of $50,000. Our geologist has already completed a portion of Phase II consisting of sampling and mapping. This portion of Phase II was completed September 30, 2001. Completion of this process will be subject to our obtaining the financing necessary to cover these costs. Part of this cost may be paid through a loan from our President Mr. Houghton, but the remainder will require other financing. If we made an offering of our common stock to obtain this financing, we would most likely seek sufficient financing to cover our expected costs through phase three as well.

3. We must satisfy our requirement to expend an additional $10,000 under the option agreement by September 30, 2001. We met this condition by having spent a total of $12,273 by September 30, 2001. We expect to accomplish this by proceeding to phase II using the loan obtained from Korina Houghton.

4. We will then need to make a payment of $50,000 on or before June 30, 2002 to satisfy our obligation under the option agreement to Mr. MacPherson. This will require additional financing which will need to be obtained.

5. Assuming the results of phase two justify further exploration, we will need to proceed to phase three which is expected to cost approximately $75,000. This is most likely to occur, if warranted, in 2002 after the snow clears in July or August. Completion of this process will be subject to obtaining the financing necessary to cover the costs.

6. We must satisfy our requirement to expend an additional $100,000 under the option agreement and pay to Mr. MacPherson $500,000 by December 31, 2002. We expect to accomplish the expenditure requirement by completing phase three exploration. The payment to Mr. MacPherson will require additional financing which will need to be obtained.

7. Following phase three, we will need further and more extensive drilling before we will be able to determine if commercially viable reserves exist on the Flint mineral claim. Should this additional drilling show commercially viable reserves, we would need to seek further financing to begin mining operations to extract any minerals found and then sell them commercially to obtain our first revenues. Management does not anticipate this occurring anytime before the year 2003.

We engaged WGT Consultants Ltd. to complete the first phase of the exploration program and a portion of phase two, both of which have been successfully completed. We have engaged WGT to commence the remainder of phase two.

                             Description Of Property

We have an option to acquire a 100% interest in the Flint mineral claim, as described in the section above entitled Description of Business. We do not own or lease any property other than our option to acquire an interest in the Flint mineral claim. The government of British Columbia owns the title to the land and underlying minerals involved in our mineral claim. The claim obtained by Mr. MacPherson and optioned to us was therefore granted to Mr. MacPherson by the government.

Mr. MacPherson's interest is in the form of a Profit or right to explore and remove minerals from the property. The mineral claim gives the holder the right to explore for a period of one year and then from year to year thereafter, so long as the holder completes and files minimal assessment work on the property and pays a small filing fee.

The property is accessible from the Kaslo-New Denver paved highway about 4 miles west of Kaslo. From this road you proceed westerly for about four and a half miles along Keen Creek road and then go by a four-wheel drive road up the valley of Carlyle Creek to the old workings of the Martin and Flint veins.

At present, some of the old underground workings are caved in; however, certain adits may be re-entered, mapped and sampled in detail at a later time.

There is no plant or equipment presently on site. Power required for any exploration of the property would be supplied by means of a portable diesel generator if and when necessary.


                 Certain Relationships And Related Transactions

Other than set forth in this section below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-     Any  of  our  directors  or  officers;
-     Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-     Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

We have entered into a management agreement with Mr. Scott Houghton, our president and a director, whereby Mr. Houghton provides management services to us in consideration for the payment of a management fee of $1,000 per month. Mr. Scott Houghton was also our promoter. Mr. Houghton purchased 2,500,000 shares of common stock from us at $0.001 per share.

We have obtained a loan in the amount of $20,000 from Korina Houghton, wife of our president, in order to permit us to meet our property obligations to John MacPherson under the option agreement.

            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we have 26 registered shareholders.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule  144  Shares

A total of 7,500,000 shares of our common stock will be available for resale to the public after May 30, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding, which equals approximately 115,750 shares in our company as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold all 7,500,000 shares that may be sold pursuant to Rule 144 after May 30, 2001.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes the compensation earned for services rendered for the fiscal period ended August 31, 2000 by all our officers and directors.


                   Annual Compensation    Long Term Compensation
                   -------------------    ----------------------
                                    Other Restricted                  All
                                   Annual Stock      Options/* LTIP   Other
Name  Title     Year  Salary Bonus Compen- Awarded   SARs (#) pay-    Compen-
                                   sation                     outs($) sation
----  --------- ----  ------ ----- ------ ---------- -------  ------- -------
Scott President 2000  $1,000   0      0        0         0        0      0
Houghton    and
       Director

John
Manker    Vice- 2000  $    0   0      0        0         0        0      0
      President
            and
       Director

Joseph
Galat Secretary,2000  $    0   0      0        0         0        0      0
      Treasurer
            and
       Director

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended August 31, 2000. We have also not granted any stock options to the executive officers since August 31, 2000.

Employment  Agreements

We have a management services agreement with Mr. Scott Houghton, our president and a director. Mr. Houghton provides his services to us on a part-time basis. We pay him a fee of $1,000 per month for these services.

We do not have an employment or consultant agreement with Mr. John Manker or Mr. Joseph Galat, our other officers and directors. We did not pay any salary or consulting fees to Mr. John Manker or Mr. Joseph Galat.

Mr. John Boschert resigned as one of our directors on August 17, 2000. We did not pay any salary or consulting fee to Mr. Boschert and did not have an employment or consultant agreement with him.

                          Index To Financial Statements

1.  Auditors'  Report

2.  Audited  Financial  Statements:

   a.  Balance  Sheet  as  of  August  31,  2001  and  2000

   b.  Statement  of  Loss  and  Deficit  for  the  period  ending  August 31,
       2001


   c.  Statement  of  Cash  Flows  for  the  period  ending  August  31,  2001

   d.  Statement  of  Stockholders  Equity  for  the  period ending August 31,
       2001

   e.  Notes  to  Audited  Financial  Statements

     Changes In And Disagreements With Accountants On Accounting And Financial
                                   Disclosure

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports,
       ------------
proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

                              COYOTE VENTURES CORP.
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                            AUGUST 31, 2001 AND 2000
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT



To  the  Directors
Coyote  Ventures  Corp.
(An  exploration  stage  company)

We have audited the consolidated balance sheets of Coyote Ventures Corp. (an exploration stage company) as at August 31, 2001 and 2000, and the consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2001 and 2000, and the results of its operations and cash flows for the periods then ended in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the consolidated financial statements. The Company incurred a net loss of $92,274 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.

The August 31, 2000 financial statements have been restated from those previously presented as explained in Note 6.



Vancouver,  B.C.                               /S/ Morgan  &  Company

November  6,  2001                             Chartered  Accountants


                            COYOTE  VENTURES  CORP.
                         (An Exploration Stage Company)

                 CONSOLIDATED BALANCE SHEETS (RESTATED - NOTE 6)
                            (Stated in U.S. Dollars)


-------------------------------------------------------------------------------
                                                             AUGUST  31

                                                          2001       2000
-------------------------------------------------------------------------------
ASSETS

Current
Cash                                                    $ 23,592   $ 47,122

Mineral Property Interest (Note 3)                             -          -
                                                        -----------------------
                                                        $ 23,592   $ 47,122
===============================================================================

LIABILITIES

Current
  Accounts payable                                      $ 30,867   $ 10,049

Loan Payable (Note 4)                                     10,000          -

Promissory Note Payable (Note 5)                          20,000          -
                                                        --------------------
                                                          60,867     10,049
                                                        --------------------
SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 Common shares, par value $0.001 per share

  Issued and outstanding:
    11,575,000 Common shares                              11,575     11,575

  Additional paid-in capital                              43,425     43,425

Deficit Accumulated During The Exploration Stage         (92,275)   (17,927)
                                                        --------------------
                                                         (37,275)    37,073
                                                        --------------------
                                                        $ 23,592   $ 47,122
================================================================================





Approved  by  the  Directors:


-----------------------------            -------------------------------


                                    COYOTE  VENTURES  CORP.
                               (An Exploration Stage Company)

               CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT (RESTATED - NOTE 6)
                                  (Stated in U.S. Dollars)


--------------------------------------------------------------------------------
                                                       PERIOD FROM
                                                          DATE OF
                                                       ORGANIZATION    INCEPTION
                                               YEAR       MAY 26        MAY 26
                                               ENDED      2000 TO       2000 TO
                                              AUGUST 31  AUGUST 31     AUGUST 31
                                               2001         2000          2001
--------------------------------------------------------------------------------

Expenses
  Consulting fees                              $    11,000   $        -  $11,000
  General and administrative                           361            -      360
  Mineral property option payments                     500        5,000    5,000
  Mineral property exploration expenditures          6,908        1,365    8,273
  Professional fees                                 55,084       10,659   65,743
  Stock transfer fees                                  495          903    1,398
                                               ---------------------------------
Net Loss For The Year                               74,348       17,927  $91,774
                                               -------------------------========

Deficit Accumulated During The Exploration
  Stage, Beginning Of Year, as previously
  reported                                          12,927           -

Prior Period Adjustment (Note 6)                     5,000           -
                                               -------------------------
Deficit Accumulated During The Exploration
  Stage, Beginning Of Year, as restated             17,927           -
                                               -------------------------
Deficit Accumulated During The Exploration
  Stage, End Of Year                           $    92,275   $   17,927
========================================================================
Net Loss Per Share                             $     (0.01)  $    (0.01)
========================================================================
Weighted Average Number of Shares Outstanding   11,575,000    9,481,794
========================================================================


                           COYOTE  VENTURES  CORP.
                       (An Exploration Stage Company)

         CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED - NOTE 6)
                          (Stated in U.S. Dollars)


--------------------------------------------------------------------------------
                                                  PERIOD FROM
                                                   DATE OF
                                                 ORGANIZATION   INCEPTION
                                         YEAR       MAY 26        MAY 26
                                         ENDED      2000 TO       2000 TO
                                       AUGUST 31   AUGUST 31     AUGUST 31
                                           2001       2000       2001
--------------------------------------------------------------------------------
Cash Flows From Operating Activity
  Net loss for the period, as
  restated (Note 6)                    $(74,348)   $(17,927)    $(91,774)

Adjustments To Reconcile Net Loss To
  Net Cash Used By Operating Activity
    Loan payable                         10,000          -        10,000
    Promissory note payable              20,000          -        30,000
    Accounts payable and accrued
    liabilities                          20,818      10,049       30,367
                                       ------------------------------------
                                        (23,530)     (7,878)     (31,407)
                                       ------------------------------------
Cash Flows From Financing Activity
  Share capital issued                      -        55,000       55,000
                                       ------------------------------------
(Decrease) Increase In Cash             (23,530)     47,122       23,592

Cash, Beginning Of Year                  47,122          -            -
                                       ------------------------------------
Cash, End Of Year                      $ 23,592    $ 47,122     $ 23,592
===========================================================================


                                    COYOTE  VENTURES  CORP.
                               (An Exploration Stage Company)

                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                      (RESTATED - NOTE 6)

                                  AUGUST 31, 2001 AND 2000
                                  (Stated in U.S. Dollars)



                                   Common Stock
                          --------------------------------

                                                Additional
                                                 Paid-In
                             Shares    Amount    Capital   Deficit    Total
                          -----------------------------------------------------

Shares issued for cash at
 $0.001                      7,500,000  $ 7,500  $      -  $      -   $  7,500

Shares issued for cash at
 $0.01                       4,000,000    4,000    36,000         -     40,000

Shares issued for cash at
 $0.10                          75,000       75     7,425         -      7,500

Net loss for the period, as
 restated (Note 6)                   -        -         -   (17,927)   (17,927)
                          -----------------------------------------------------
Balance, August 31, 2000    11,575,000   11,575    43,425   (17,927)    37,073

Net loss for the year               -        -          -   (74,348)   (74,348)
                          -----------------------------------------------------
Balance, August 31, 2001    11,575,000  $11,575  $ 43,425  $(92,275)  $(37,275)
                          =====================================================

                              COYOTE VENTURES CORP.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            AUGUST 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 26, 2000.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $92,274 for the period from May 26, 2000 (inception) to August 31, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              COYOTE VENTURES CORP.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            AUGUST 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiary, Coyote-Flint Exploration Corp., a British Columbia corporation.

b)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

e)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                              COYOTE VENTURES CORP.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            AUGUST 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

f)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.     MINERAL  PROPERTY

The Company has entered into an option agreement, dated July 15, 2000, as amended, to acquire a 100% interest in a mineral claim block located in the Slocan Mining Division of British Columbia.

In order to earn its interest, the Company must make cash payments and incur exploration expenditures as follows:

     Cash  payments:

-     $5,000  on  execution  of  the  agreement  (paid)
-     $10,000  by  December  31,  2001
-     $50,000  by  June  30,  2002
-     $500,000  by  December  31,  2002

Exploration  expenditures:

-     $2,000  by  December  31,  2000
-     A  further  $10,000  by  September  30,  2001
-     A  further  $100,000  by  December  31,  2002


4.     LOAN  PAYABLE

The loan payable represents an advance by a party related to an officer of the Company. The loan is interest free and has no specific terms of repayment (see
Note  9).

                              COYOTE VENTURES CORP.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            AUGUST 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



5.     PROMISSORY  NOTE  PAYABLE

The promissory note bears interest at 5% per annum and is repayable in full on or before December 31, 2002. The note is due to a party related to an officer of the Company.


6.     CONTINGENCY

     Mineral  Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest the Company must satisfy the terms of the option agreement described in Note 3.


7.     PRIOR  PERIOD  ADJUSTMENT

During the year ended August 31, 2001, the Company adjusted its accounting for mineral property option payments which had previously been capitalized. The adjustment was made in order to reflect the initial expensing of all costs related to the maintenance and exploration of mineral property interests where commercial feasibility has not been established. The adjustment results in a decrease in mineral property interest of $5,000 at August 31, 2000, an increase in loss for the period ended August 31, 2000 of $5,000, and an increase in deficit at August 31, 2000 of $5,000. Loss per share for the year ended August 31, 2000 was unchanged.


8.     COMMITMENT

The Company has entered into an agreement with its president to provide management services at $1,000 per month, expiring March 31, 2002.

The agreement allows for the payment of the management fee to be deferred until such time the Company has positive working capital of at least $50,000.


9.     SUBSEQUENT  EVENT

Subsequent to September 30, 2001, the Company executed a promissory note which provides for the repayment of the loan referred to in Note 4 on or before December 31, 2002 with interest at 5% per annum.

                                     Part II

                   Information Not Required In The Prospectus


Item  24.  Indemnification  of  directors  and  officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)   willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)   such  indemnification  is  expressly  required  to be made by law;
  (2)   the  proceeding  was  authorized  by  our  Board  of  Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4)   such  indemnification  is  required  to  be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item  25.  Other  expenses  of  issuance  and  distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee*          $108
Federal  Taxes                                                     $  NIL
State  Taxes  and  Fees                                            $  NIL
Transfer  Agent  Fees                                              $1,000
Accounting  fees  and  expenses                                    $5,000
Legal  fees  and  expenses                                         $20,000
Blue  Sky  fees  and  expenses                                     $2,000
Miscellaneous                                                      $  NIL
                                                                   --------
Total                                                              $28,108
                                                                   ========
-------------------------------------------------------------------------------
*  All  amounts  are  estimates  other  than  the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item  26.  Recent  sales  of  unregistered  securities

We  completed  the  issuance of 7,500,000 shares of our common stock pursuant to
Section 4(2) of the Securities Act of 1933 on May 30, 2000. We received proceeds of $7,500 from the offering. No commissions or fees were paid in connection with the offering. All shares were issued to our officers and directors, at a price of $0.001 per share. The 7,500,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a private placement of 4,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on July 25, 2000. All shares were issued at a price of $0.01 per share. We received proceeds of $40,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a private placement of 75,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2000. All shares were issued at a price of $0.10 per share. We received proceeds of $7,500 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.


Item  27.  Exhibits

EXHIBIT
NUMBER  DESCRIPTION
        --------------------
3.1     Articles  of  Incorporation
3.2     Amended  By-Laws
4.1     Share  Certificate
5.1     Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
10.1    Option  Agreement
10.2    Management  Services  Agreement
10.3    Mineral  Claim
10.4    Amendment  to  Option  Agreement
10.5    Second  Amendment  to  Option  Agreement
10.6    Third  Amendment  to  Option  Agreement
10.7    Loan  Agreement
10.8    Management  Services  Agreement  -  Amendment  No.  1
10.9    Mineral  Titles  Search  reflecting  extension  on  Mineral  Claim
10.10   Amendment  to  Loan  Agreement
21.1    Subsidiaries  of  the  Registrant
23.1    Consent  of  Morgan  &  Company
23.2    Consent  of  Geologist  to  use  of  name
99.1    Memorandum  of  Coyote-Flint  Exploration  Corp.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

    (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

    (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on November 15, 2001.

                                     Coyote  Ventures  Corp.

                                     By: /s/ Scott  Houghton
                                        --------------------------
                                        Scott  Houghton,  President


                                Power Of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Houghton, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates stated.

SIGNATURE             CAPACITY  IN  WHICH  SIGNED          DATE

/s/ Scott  Houghton   President  and  Director             November  15,  2001
-------------------
Scott  C.  Houghton


/s/ John  Manker      Vice-President  and  Director        November  15,  2001
-------------------
John  Manker


/s/ Joseph  Galat     Secretary, Treasurer and Director    November 15, 2001
-------------------
Joseph  Galat